Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2011 by and among A.P. Pharma, Inc., a Delaware corporation (the “Company”), and the purchasers listed on Schedule I hereto (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company securities, referred to herein for convenience as units (the “Units”), with each Unit consisting of: (i) one share of common stock, $0.01 par value per share (the “Common Stock”), and (ii) one warrant to purchase 0.5 shares of Common Stock (the “Warrants”), in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Authorization of Securities. The Company has authorized the issuance and sale of Units in an aggregate principal amount of up to $24,000,000. The terms of the Warrants are set forth in the form of Warrant attached as Exhibit A hereto. The shares of Common Stock issuable at Closing are referred to herein as the “Common Shares” and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Common Shares, Warrants and Warrant Shares are sometimes collectively referred to herein as the “Securities”.

2. Sale and Purchase of the Units. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at the Closing (as defined in Section 3) that number of Units set forth opposite such purchaser’s name on Schedule I for the purchase price set forth opposite such purchasers name, which amount represents the number of Units purchased by such Purchaser multiplied by the price per Unit of $0.15 (the “Unit Price”). The aggregate price paid by all Purchasers, as set forth on Schedule I, shall be referred to as the “Total Purchase Price.” The Common Shares and Warrants included in each Unit will be issued separately by the Company to each Purchaser.

3. Closing. Subject to the satisfaction of the closing conditions set forth in Section 7, the closing (the “Closing”), with respect to the transaction contemplated in Section 2 hereof, shall take place at the offices of Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California on July 1, 2011, or at such other time and place as the Company and

Purchasers may agree, including remotely via the exchange of documents and signatures (the “Closing Date”).

4. Representations and Warranties of the Purchasers. Each Purchaser, severally but not jointly, represents and warrants to the Company that the statements contained in this Section 4 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing:

4.1. Organization. The Purchaser represents that the Purchaser is either an individual or an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and has all corporate, partnership, limited liability or similar power and authority, as applicable, to enter into this Agreement and the other Transaction Documents and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2. Validity. The execution, delivery and performance of this Agreement, and the other Transaction Documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and instrument constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3. Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.4. Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.5. Investor Questionnaire. In connection with the filing of a Registration Statement, the Company may require the Purchaser to furnish to the Company such information regarding the Purchaser and the Registrable Securities, as the Company may reasonably request in writing and as shall reasonably be required in connection with the filing of the Registration

Statement. At least five (5) Business Days prior to the first anticipated filing date of such Registration Statement, the Company shall notify the Purchaser of the information the Company requests from the Purchaser.

4.6. Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

4.7. Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the other Transaction Documents and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

4.8. Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

4.9. Access to Information. The Purchaser has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below.

4.10. Restricted Securities.

(a) The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Securities, except as provided in the Transaction Documents.

(c) The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

4.11. Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.12. Short Sales, etc. Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company during the thirty (30) days prior to the date that the Purchaser first learned of the proposed offering of the Securities. Purchaser represents and warrants to and covenants with the Company that Purchaser will not engage in any short sales of the Company’s Common Stock prior to the earlier of (i) the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative) and (ii) the date as of which the Purchaser may sell any Securities pursuant to Rule 144 promulgated under the Securities Act, to the extent permitted under the Securities Act.

5. Representations and Warranties by the Company. Except as set forth in the SEC Reports or as may be disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Purchasers that the statements contained in this Section 5 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing, as the case may be.

5.1. Capitalization. As of the date hereof, without giving effect to the Closing or the approval of the Proposal, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The Company is currently seeking stockholder approval at the 2011 Annual Meeting of Stockholders, to be held on June 29, 2011, to increase the total number of authorized shares of Common Stock to 1,500,000,000 shares. As of the date hereof, there are: (i) 40,017,790 shares of Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding, (iii) up to 37,500,000 shares of Common Stock may be issued upon conversion of the outstanding principal amount owed under the Company’s Senior Secured Convertible Notes due 2021 (the “Notes”), and (iv) 6,116,155 shares of Common Stock reserved for issuance upon exercise of options, warrants and other convertible securities outstanding as of the date hereof (excluding the Notes). Additionally, the holders of the Notes currently have the right to purchase up to $3,000,000 in principal amount of additional Notes. The foregoing does not include additional shares of Common Stock potentially issuable upon conversion of any principal balance that may be added to the Notes as a result of the payment in kind of interest due under the Notes.

5.2. Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable.

5.3. Organization. The Company (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (c) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

5.4. Subsidiaries. There are no direct or indirect Subsidiaries of the Company.

5.5. Consents. Neither the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.

5.6. Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and, subject to the approval of the Proposal, performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) and no action on the part of the stockholders of the Company is required, except for approval of the Proposal the other actions required pursuant to Section 6.9, which will be completed prior to Closing. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, except for the stockholder approval of the Proposal, which will be completed prior to Closing. This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.7. Valid Issuance of Securities. The Common Shares and the Warrants have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Common Shares will be validly issued, fully paid and non-assessable, and the Common Shares and the Warrants shall be free and clear of all Encumbrances. Upon the issuance of the Warrant Shares, the Warrant Shares will have been duly and validly authorized and, when issued and paid for upon exercise of the Warrants, will be validly issued, fully paid and non-assessable, and shall be free and clear of all Encumbrances.

5.8. No Conflicts. Except as specifically contemplated herein, the execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) subject to the approval of the Proposal and the filing of a Certificate of Amendment with the Delaware Secretary of State to give effect to the share increase under the Proposal, result in a violation of the certificate of incorporation, as amended, and the by-laws of the Company (the “Charter Documents”), (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a material violation of any rule or regulation of FINRA or its Trading Markets, or (e) result in the creation of any Encumbrance upon any of the Company’s assets. The Company is not in violation of its Charter Documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect.

5.9. Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company is in compliance with all material terms of the Material Contracts, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. To the knowledge of the Company, it has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.10. Right of First Refusal; Stockholders Agreement; Voting and Registration Rights. Except as provided in this Agreement or the other Transaction Documents, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right or any registration right regarding the securities of the Company. There are no provisions of the Charter Documents, and no Material Contracts, other than this Agreement or the other Transaction Documents, that (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) subject to stockholder approval of the Proposal, would adversely affect the Company’s or the Purchaser’s right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the other Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company’s issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a different vote under Delaware law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case.

5.11. Previous Issuances. All shares of capital stock and other securities previously issued by the Company have been issued in transactions registered under or exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the previous issuance of any shares of capital stock or other securities.

5.12. No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company or its Affiliates or solicited any offers to buy any security of the Company or its Affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Act for the offer and sale of the Securities hereunder.

5.13. Financial Statements.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2010 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All agreements to which the Company is a party or to which the property or assets of the Company are subject, which are required to be described in or filed as exhibits to an SEC Report, have been so described or filed.

(b) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.14. Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties or, to the knowledge of the Company, any of its respective officers or directors before any Governmental Entity.

5.15. Taxes. The Company has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed by it, which returns and reports were properly completed and are true and correct in all material respects, and all taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion between the Company and any taxing authority in respect of any tax of the Company. The Company has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), Accounting for Uncertainty in Income Taxes.

5.16. Employee Matters.

(a) The Company has disclosed in the SEC Reports any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that it maintains for employees.

(b) No director or officer or other employee of the Company will become entitled to any retirement, severance, change of control, or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) as a result of the transactions contemplated in this Agreement.

(c) No executive officer, to the knowledge of the Company, is, or is now reasonably expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

(d) The Company is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect, and no work stoppage or labor strike against the Company is pending or, to its knowledge, threatened, nor is the Company involved in or, to its knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company or independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect.

5.17. Compliance with Laws.

(a) The Company has been and is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct the Company’s present and proposed business and is in compliance with and has not violated, in any material respect, (i) any judgments, orders, decrees, injunctions or writs applicable to the Company, or (ii) any applicable provisions of any laws, statutes, ordinances, rules or regulations applicable to the conduct of the Company’s business, including the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any drug or drug candidate under development, manufactured or distributed by the Company (collectively, “Applicable Laws”).

(b) The Company:

(i) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”);

(ii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations;

(iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding;

(iv) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action;

(v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and

(vi) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(c) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company or any of its subsidiaries were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the SEC Reports are accurate and complete and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Reports when viewed in the context in which such results are described and the clinical state of development; and, since January 1, 2008, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

5.18. Brokers. Other than the Placement Agent, there is no investment banker, broker, finder, financial advisor or other Person that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.19. Environmental Matters.

(a) (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against the Company and no penalty has been assessed against the Company with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company is in compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect; and (iii) to the knowledge of the Company there are no liabilities of or relating to the Company relating to or arising out of any Environmental Law except such as would not have a Material Adverse Effect, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b) For purposes of this Agreement, the term “Environmental Laws” means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

5.20. Intellectual Property Matters.

(a) “Intellectual Property” means any and all of the following arising under the laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes (other than open source codes), (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. “Company Intellectual Property” means all Intellectual Property which is used in connection with, and is material to, the business of the Company and all Intellectual Property owned by the Company, provided that any Intellectual Property that is licensed by the Company shall be included within the meaning of Company Intellectual Property only within the scope of use by the Company or in connection with the Company’s business.

(b) With respect to each item of Company Intellectual Property that is material to the Company’s business:

(i) The Company possesses all rights, titles and interests in and to the item if owned by the Company, as applicable, free and clear of any Encumbrance, license or other restriction, and possesses all rights necessary in the case of a licensed item to use such item in the manner in which it presently uses the item or reasonably contemplates using such item, and the Company has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item owned by the Company;

(ii) the item if owned by the Company is not, and if licensed, to the knowledge of the Company is not, subject to any outstanding injunction, judgment, order, decree, ruling or charge naming the Company;

(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending that challenges the legality, validity, enforceability, use or ownership of the item;

(iv) to the knowledge of the Company, the item if owned by the Company does not infringe upon any valid and enforceable Intellectual Property right or other right of any third party;

(v) to the knowledge of the Company, no third party has infringed upon or misappropriated the Company’s intellectual property rights in the item;

(vi) the Company is not party to any option, license, sublicense or agreement of any kind covering the item that it is in breach or default thereunder, and to the knowledge of the Company and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

(vii) each option, license, sublicense or agreement of any kind covering the item is legal, valid, binding, enforceable and in full force and effect.

(c) All registered patents, copyrights, trademarks and service marks included in the Company Intellectual Property: (x) if owned by the Company and (y) if licensed, to the knowledge of the Company, are valid and subsisting and are not subject to any claims, Encumbrances, taxes or other fees except for periodic filing, annuity and maintenance fees and Permitted Liens.

(d) None of the Key Employees are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s businesses as presently conducted, will violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such Key Employee is obligated, and which violation, breach or default would be materially adverse to the Company.

(e) The Company has entered into confidentiality and proprietary information and assignment of inventions agreements, substantially in the form previously provided to the Purchaser, with the executive officers of the Company. The Company is not aware of any violation by any such executive officers of such agreements.

(f) No stockholder, member, director, officer or employee of the Company has any right, title or interest in any of the Company Intellectual Property.

(g) To the knowledge of the Company, it is not, nor will it be, necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for valid and enforceable inventions, trade secrets or proprietary information that have been assigned to the Company.

(h) The Company maintains policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s obligations to its customers and applicable laws, rules and regulations. To the knowledge of the Company, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations.

5.21. Related-Party Transactions. Except as disclosed in the SEC Reports or as contemplated hereby, no stockholder who is known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities, and no officer or director of the Company or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth in the SEC Reports, as of the date hereof, no stockholder known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities, officer or director of the Company and no member of the immediate family of any stockholder known by the Company to beneficially owns 5% or more (on a fully-diluted basis) of any class of equity securities, officer or director of the Company, is a party to any contract with the Company.

5.22. Title to Property and Assets. The Company does not own any real property. The Company owns or has legally enforceable rights to use or hold for use its personal property and assets free and clear of all Encumbrances except: (i) Permitted Liens and (ii) such other Encumbrances, if any, that individually or in the aggregate, do not and would not detract from the value of any asset or property of the Company or interfere with the use or contemplated use of any personal property of the Company. With respect to any real property, the Company is not in violation in any material respect of any of its leases. All machinery, equipment, furniture, fixtures and other personal property that is material to the Company’s business and all buildings, structures and other facilities, if any, including, without limitation, office or other space used by the Company in the conduct of its business and material to its business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not interfere with the conduct of normal operations of the Company. The Company has delivered to the Purchaser true and complete copies of any leases related to the real property used by the Company in the conduct of its business.

5.23. Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

5.24. Absence of Changes. Since the date of the latest financial statements included in the SEC Reports and except as contemplated by, or in connection with, this Agreement or the other Transaction Documents, there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.25. Suppliers and Customers. The Company does not have any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company and any material supplier, customer, vendor, customer or client.

5.26. Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, as they are currently being conducted (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.27. Indebtedness. Other than Permitted Indebtedness, the Company (i) has no outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by any other party to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect or potential future violations relating to the inability to honor conversions of indebtedness into Common Stock due to having an insufficient number of shares of Common Stock authorized and available for issuance, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

5.28. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.29. Accountants. Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”), who expressed their opinion with respect to the financial statements included in the SEC Reports, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and OUM.

5.30. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation (including Section 203 of the Delaware General Corporation Law) that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and such Purchaser’s ownership of the Securities.

5.31. Shell Company Status. The Company is not and has never been, prior to the date hereof, an issuer subject to Rule 144(i) under the Securities Act.

6. Covenants.

6.1. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2. Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall, at the request of any Purchaser, provide evidence of any such action so taken to such Purchaser(s) on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities by the Company, as may be required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

6.3. Reporting Status. Until the first anniversary of the Closing, (the “Reporting Period”), the Company shall (i) file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder and (ii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act.

6.4. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including research and development, sales, marketing, working capital and general and administrative expenses.

6.5. Financial Information. As long as any Securities are outstanding, the Company agrees to send the following to the Purchasers during the Reporting Period (except to the extent that the following are publicly available, in which case the Company shall have no obligations under this Section 6.5 with respect to such publicly available information): (i) within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

6.6. Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.7. Pledge of Securities. The Company acknowledges and agrees that the

Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and in effecting a pledge of Securities the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchasers.

6.8. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company nor the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations. From and after the 8-K Filing, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

6.9. Reservation of Shares. On June 29, 2011, the Company will hold its 2011 Annual Meeting of Stockholders (the “Stockholders Meeting”), at which meeting the Company will seek stockholder approval for, among other things, an amendment to the Company’s Certificate of Incorporation to increase the total number of shares of Common Stock authorized for issuance by the Company to not less than 1,500,000,000 shares (the “Proposal”). Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel), the Company’s Board of Directors shall continue to recommend to the Company’s stockholders that the stockholders vote in favor of the Proposal (the “Company Board Recommendation”) and take all commercially reasonable action to solicit the approval of the stockholders for the Proposal unless the Board of Directors shall have modified, amended or withdrawn the Company Board Recommendation pursuant to the provisions of the immediately succeeding sentence. Whether or not the Company’s Board of Directors modifies, amends or withdraws the Company Board Recommendation pursuant to the immediately preceding sentence, the Company shall, in accordance with Section 146 of the Delaware General Corporation Law and the provisions of its Certificate of Incorporation and Bylaws, (i) take all action necessary to convene the Stockholders Meeting to consider and vote upon the approval of the Proposal, and (ii) submit the Proposal at the Stockholders Meeting to the stockholders of the Company for their approval.

7. Conditions of Parties’ Obligations.

7.1. Conditions of the Purchasers’ Obligations at the Closing. The obligations of the Purchasers under Section 2 hereof are subject to the fulfillment, prior to the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchasers in their absolute discretion. If the following conditions are not satisfied on or before July 8, 2011, then any Purchaser may terminate this Agreement with respect to that particular Purchaser upon providing written notice to the Company.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the applicable Closing.

(c) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Documents.

(d) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.

(e) Authorization of Shares. The Proposal shall have been approved at the Stockholders Meeting, and the Company shall have filed a Certificate of Amendment with the Delaware Secretary of State giving effect to the Proposal, thereby authorizing a sufficient number of shares of Common Stock so as to allow for the issuance at Closing of the Common Shares and the establishment of a reserve for the Warrant Shares.

(f) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Company since the date of the latest audited balance sheet of the Company included in the SEC Reports.

7.2. Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company: (i) each Purchaser at the Closing shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, (ii) the representations and warranties of the Purchasers at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) the Proposal shall have been approved at the Stockholders Meeting. If the foregoing conditions are not satisfied on or before July 8, 2011, then the Company may terminate this Agreement upon providing written notice to the Purchasers.

8. Transfer Restrictions; Restrictive Legend.

8.1. Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to such Purchaser’s family member or trust for the benefit of an individual Purchaser, (E) transferring its Securities to any Affiliate of such Purchaser, in the case of an institutional investor, or other Person under common management with such Purchaser, or (F) a transfer that is made pursuant to a bona fide gift to a third party; provided, further, that (i) the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing substantially the same representations and warranties in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 hereof, (ii) the Company satisfies itself that the number of transferees is sufficiently limited and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing any Securities may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

8.2. Unlegended Certificates. The Company shall be obligated to reissue unlegended certificates at the request of any holder thereof on or before the third (3rd) Trading Day following such request if (a) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or (b) the securities represented by the certificate containing the foregoing legend have been registered for resale as contemplated in Section 10 of this Agreement, in which case the removal shall be predicated on the undertaking by such Purchaser that the securities will only be sold pursuant to such registration statement(s) or an available exemption from registration. As used herein “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

9. Registration, Transfer and Substitution of Certificates for Shares.

9.1. Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

9.2. Transfer Agent Instruction. Subject to satisfaction of either condition set forth in Section 8.2, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Purchaser or its nominee(s), for the Common Shares and, upon exercise of the Warrants, for the Warrant Shares. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9.2 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Purchaser effects a transfer of the Securities in accordance with Section 8.1, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. In the event that any sale, assignment or transfer involves Common Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Purchaser, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9.2, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without necessity of showing economic loss and without bond or other security being required.

9.3. Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Securities, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Security, of like tenor.

10. Registration Rights of Purchasers.

10.1. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement under the Act on appropriate form covering the resale of the full amount of the Common Shares and Warrant Shares (collectively, the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either (i) in the event that the Commission does not review the Registration Statement, 90 days after the Closing Date, or (ii) in the event that the Commission reviews the Registration Statement, 120 days after the Closing Date (but in any event, no later than two Business Days from the Commission indicating that it has no further comments on the Registration Statement).

10.2. Limitation on Registrable Securities. In the event that the Staff of the Commission (the “Staff”) determines that the full amount of the Registrable Securities cannot be registered on the Registration Statement due to limitations under Rule 415 of the Act, then Company shall: (i) register the resale of that portion of the Registrable Securities as the Staff may permit under its interpretations of Rule 415, and (ii) undertake to register the remaining portion of the Registrable Securities as soon as registration would be permitted under Rule 415, as determined by the Company in good faith based on the Staff’s publicly available interpretations of Rule 415.

10.3. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to Section 10.2, if (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”) or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (b) on any day after the Effective Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of such holder’s Pro Rata Interest in the Total Purchase Price on each of the following dates: (i) the day of a Filing

Failure and on every thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (iii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 10.3 are referred to herein as “Registration Delay Payments;” provided that no such payment shall continue beyond the later of: (i) a period of six months, or (ii) one year from the Closing. The first such Registration Delay Payment shall be paid within three Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full, provided that no such payment shall continue beyond the later of: (i) a period of six months, or (ii) one year from the Closing.

10.4. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 10.1 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall submit to the Commission, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Purchasers may sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such

Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c) The Company shall furnish to the Purchasers without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, 10 copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d) The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver 10 copies of such supplement or amendment to the Purchasers (or such other number of copies as the Purchasers may reasonably request). The Company shall also promptly notify the Purchasers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f) If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

(g) If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (i) the Purchaser and its legal counsel and (ii) one firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchasers and allow the Purchasers, at each Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(j) If requested by a Purchaser, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(k) The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m) Within two Business Days after a Registration Statement that covers Registrable Securities is ordered effective by the Commission, the

Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchasers) confirmation that such Registration Statement has been declared effective by the Commission.

(n) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 10.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 10.4(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(o) Neither the Company nor any Subsidiary or affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.

10.5. Obligations of the Purchasers.

(a) At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of the information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of 10.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.4(e) or the first sentence of 10.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of 10.4(d) and for which the Purchaser has not yet settled.

(d) Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

10.6. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 10, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

10.7. Reports under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to the Purchasers so long as any Purchaser owns Registrable Securities, promptly upon request during the Reporting Period, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

10.8. Assignment of Registration Rights. The rights under Section 10 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

10.9. Indemnification.

(a) Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and in each case, the Company will reimburse each such Purchaser, each of its officers and directors, partners, members and each person controlling such Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (X) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser or controlling person, and stated to be specifically for use therein, (Y) the use by a Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated or defective or (Z) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such prospectus or supplement; provided, further, that the indemnity agreement contained in this Section 10.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such Registration Statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser and stated to be specifically for use therein, or (B) any violation by such Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Purchaser, and in each case, such Purchaser will reimburse the Company, each other holder, and directors, officers, persons, underwriters or control persons of the Company and the other holders for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Subsection 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser (which consent shall not be unreasonably withheld or delayed). The liability of any Purchaser for indemnification under this Section 10.9 (b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration.

(c) Notice and Procedure. Each party entitled to indemnification under this Section 10.9 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 10.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the

Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the offering received by such Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10.9 was available to such party in accordance with its terms.

(e) Survival. The obligations of the Company and the Purchasers under this Section 10.9 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 10.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under the Transaction Documents.

11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP. If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means the date the Registration Statement pursuant to Section 11 has been declared effective by the Commission.

“Encumbrances” means a lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance other than restrictions pursuant to any applicable state or federal securities laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indebtedness” means (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

“Key Employee” means each of the Company’s executive officers.

“Knowledge” by a Person of a particular fact or other matter means the following: (a) if the Person is an individual, that such individual is actually aware or reasonably should be aware, after due inquiry, by virtue of such person’s office, of such fact or other matter; and (b) if the Person is an Entity, any executive officer of such Person is actually aware or reasonably should be aware, after due inquiry, of such fact or other matter.

“Lien” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights).

“Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Securities or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company during any twelve month period in excess of $100,000, (ii) the breach of which by the Company would reasonably be expected to have a Material Adverse Effect, or (iii) which are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(2), 601(b)(4) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Permitted Indebtedness” means (1) Indebtedness existing on the Closing Date and disclosed in the SEC Reports, (2) Purchase Money Indebtedness, (3) Indebtedness to trade creditors incurred in the ordinary course of business, (4) the Notes, including up to $3,000,000 of additional principal amount of Notes that may be issued upon exercise of the purchase right held by the Note holders, and (5) extensions, refinancings and renewals of any items of Permitted Indebtedness in clauses (1) and (2) hereof, provided that the principal amount is not increased, other than by their existing terms, or the terms modified to impose more burdensome terms upon Company and such Indebtedness shall not be secured by any additional collateral.

“Permitted Liens” means any Lien disclosed in an SEC Report and: (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (2) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (3) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (4) Liens (a) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (5) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (1) through (4) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (7) leases, subleases, licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, and (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Placement Agent” means MTS Securities, LLC.

“Pro Rata Interest” means the number of Units purchased by each Purchaser, relative to the total number of Units being sold hereunder, as reflected on Schedule I attached hereto.

“Purchase Money Indebtedness” means Indebtedness, incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Purchaser.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 10 hereof.

“Required Holders” means Purchasers who purchase, in the aggregate, at least 66% of the total number of Units offered and sold hereby.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.

“Transaction Documents” means this Agreement and the Warrant.

12. Enforcement.

12.1. Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, any of the other Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

12.2. No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchasers or any other holder of shares of Common Stock and no delay in exercising any such right, power or remedy conferred hereby or by any of the other Transaction Documents or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

13. Confidentiality. Except as otherwise agreed in writing by the Company, each Purchaser agrees that it will use reasonable care to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of the Transaction Documents (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 13 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Purchaser by a third party without knowledge by the Purchaser of any obligation of confidentiality such third party owes to the Company with respect to the information or (d) was known to the Purchaser prior to disclosure to the Purchaser by the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 13; (iii) to any Affiliate, partner, member, stockholder or advisor of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and, if requested by the Company, reasonably cooperates with the Company at the Company’s sole expense to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary herein, the confidentiality obligations of this Section 13 shall survive the termination of this Agreement. Notwithstanding the foregoing, the provisions of this Section 13 shall not apply after the 8-K Filing.

14. Miscellaneous.

14.1. Waivers and Amendments. Upon the approval of the Company and the written consent of the Required Holders, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Required Holders.

14.2. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (d) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on Schedule I with respect to the Purchasers.

If to the Company:

A.P. Pharma, Inc.

123 Saginaw Drive

Redwood City, CA 94063

Attention: John Whelan

Facsimile No.: (650) 365-6490

with a copy to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention: Ryan Murr, Esq.

Facsimile No.: (415) 315-6026

or at such other address as the Company or each Purchaser each may specify by written notice to the other parties hereto in accordance with this Section 14.2.

14.3. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.4. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

14.5. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

14.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law principles.

14.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City and County of San Francisco, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.2 shall be deemed effective service of process on such party.

14.8. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASERS AND THE COMPANY HEREBY WAIVE AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASERS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASER AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the provisions of this Section 14.8 constitute a material inducement upon which the Purchaser are relying and will rely in entering into this Agreement. The Purchaser or the Company may file an original counterpart or a copy of this Section 14.8 with any court as written evidence of the consent of the Purchaser and the Company to the waiver of the right to trial by jury.

14.9. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

14.10. Entire Agreement. The Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, the Transaction Documents shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser.

14.11. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

14.12. Disclaimer for H&Q Funds. A copy of the Declaration of Trust, as amended and restated, for each of the H&Q Funds is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the H&Q Funds by an officer or trustee of the H&Q Funds in his or her capacity as an officer or trustee of the H&Q Funds, and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the H&Q Funds.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THE COMPANY

A.P. Pharma, Inc.

By:	/s/ John B. Whelan
	Name:	John B. Whelan
	Title:	Chief Executive Officer

[PURCHASER’S SIGNATURE PAGE SEPARATELY ATTACHED]

SCHEDULE I

Purchaser	No. Units Purchased	Total Purchase Price
Tang Capital Partners, LP	50,000,000	$7,500,000.00

14159, L.P.	180,000	$27,000.00

Baker Brothers Life Sciences, L.P.	9,820,000	$1,473,000.00

Biotechnology Value Fund, LP	2,923,034	$438,455.10

Biotechnology Value Fund II, LP	1,969,000	$295,350.00

Investment 10, LLC	869,600	$130,440.00

BVF Investments, LLC	7,571,700	$1,135,755.00

2400 Franklin Templeton Funds – Franklin Biotechnology Fund	240,566	$36,084.90

4402 Franklin Strategic Series – Franklin Biotechnology Discovery Fund	10,903,203	$1,635,480.45

4912 FTIF – Franklin Biotechnology Discovery Fund	3,522,898	$528,434.70

Hutchin Hill Capital L55, Ltd.	6,666,667	$1,000,000.05

H&Q Healthcare Investors	9,200,000	$1,380,000.00

H&Q Life Sciences Investors	4,133,334	$620,000.10

IsZo Capital LP	12,333,334	$1,850,000.10

Mark Pearson	2,666,667	$400,000.05

The Wygod Family Revocable Living Trust w/a/d 12-15-08	3,000,000	$450,000.00

Kevin M. Cameron	166,667	$25,000.05

Charles A. Mele	166,667	$25,000.05

Obsidian Management LLC	3,333,334	$500,000.10

Perceptive Life Sciences Master Fund, Ltd.	26,666,667	$4,000,000.05

RTW Master Fund, Ltd.	3,333,334	$500,000.10

Srinivas Akkaraju	333,334	$50,000.10

Total	160,000,006	$24,000,000.90

EXHIBIT A

FORM OF COMMON STOCK WARRANT

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

A.P. PHARMA, INC.

WARRANT TO PURCHASE COMMON STOCK

[No. CW]	July [—], 2011

Void After July [—], 2016

THIS CERTIFIES THAT, for value received and subject to the terms and conditions set forth below, [—], or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from A.P. Pharma, Inc., a Delaware corporation, with its principal office at 123 Saginaw Drive, Redwood City, CA 94063 (the “Company”) up to [—] shares of the Common Stock of the Company (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of Warrants being issued pursuant to the terms of the Securities Purchase Agreement, dated June [29], 2011, by and among the Company and the original Holder of this Warrant and the other parties named therein (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing on the date of issuance and ending July [—], 2016, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean $0.18 per share, subject to adjustment pursuant to Section 5 below.

(c) “Warrant Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT.

2.1. Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds, or (ii) pursuant to a Cashless Exercise, if then permitted, as described below; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, shares of Common Stock shall be issued for the Warrant Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, on or before the third (3rd) Trading Day after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate form and delivered to the Holder, if so requested.

The person in whose name any Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2. Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period the Registration Statement is not then effective and available for the resale of the Warrant Shares, then the Holder may, in lieu of exercising this Warrant for cash pursuant to Section 2.1, elect to exercise the Warrant on a cashless basis by surrendering this Warrant at the principal office of the Company, together with the properly endorsed Notice of Exercise, and the Company shall thereupon issue to the Holder a number of shares of Common Stock computed using the following formula:

	X =	Y(B – A)
D

Where:	X =	the number of shares of Common Stock to be issued to the Holder

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Exercise Price.

	B =	the Current Market Price of one share of Common Stock.

“Current Market Price” means on any particular date:

(a) if the Common Stock is traded on any registered national stock exchange, including the NYSE, NASDAQ or NYSE Amex (each, a “National Exchange”), the closing price of the Common Stock of the Company on such market on the day prior to the applicable date of valuation;

(b) if the Common Stock is traded over-the-counter, but not on a National Exchange, the closing bid price of the Common Stock of the Company on the day prior to the applicable date of valuation; and

(c) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.

2.3. Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Warrant Shares purchasable hereunder. If the Holder exercises this Warrant or attempts to exercise this Warrant before the Company shall have delivered to the Holder a new Warrant as contemplated above, then the Holder shall be deemed to have validly exercised this Warrant pursuant to this Section 2 without having complied with the requirements of Section 2.1(c). In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall not distribute a Warrant exercisable for a fractional Warrant Share. Fractional Warrant Shares shall be treated as provided in Section 6 hereof.

2.4. No Settlement for Cash. The Warrant cannot be settled with the Company for cash.

2.5. Exercise Limitation. Notwithstanding any provisions herein to the contrary, the Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder to exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Notwithstanding the foregoing, the Holder may waive the foregoing limitation, or increase or decrease the foregoing limitation to any other percentage, by written notice to the Company; provided that a waiver by the Holder of the foregoing limitation or a request to increase such limitation requires not less than 61 days prior written notice (with such waiver of the foregoing limitation or request to increase such limitation taking effect only upon the expiration of such 61 day notice period and applying only to the Holder and not to any other holder of Warrants sold pursuant to the Purchase Agreement). For purposes of this Section 2.5, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) Business Days confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding shares of Common Stock was reported.

3. COVENANTS OF THE COMPANY.

3.1. Covenants as to Warrant Shares. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.

3.2. No Impairment. Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 12 hereof, the Company will not, by amendment of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1. Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a present view toward the public or distribution of said Warrant or Warrant Shares or any part thereof and has no intention of selling or distributing said Warrant or Warrant Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant Shares except in accordance with the provisions of Section 10 of the Purchase Agreement or pursuant to and in accordance with the Securities Act.

4.2. Securities Are Not Registered.

(a) The Holder understands that the offer and sale of the Warrant or the Warrant Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Purchase Agreement, the Warrant Shares, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that any such sale made in reliance on Rule 144, if Rule 144 is available, may be made only in accordance with the terms of Rule 144.

4.3. Disposition of Warrant and Warrant Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.

(b) The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear a legend in substantially the following form; provided, that such legend shall be removed (or such Warrant

Shares shall be issued without such legend upon exercise of this Warrant) as required pursuant to Section 8 of the Purchase Agreement:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from an authorized officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. CERTAIN EVENTS. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), in each case, in which the stockholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require stockholder approval (each, an “Event”), the Company shall provide to the Holder ten (10) days’ advance written notice of such Event, and the Holder shall have the option, in its sole discretion and upon providing advanced written notice to the Company, to cause any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Section 2.2 immediately prior to the consummation of such Event. This Warrant will be binding upon the successors and assigns of the Company upon an Event.

8. RIGHTS UPON DISTRIBUTION OF ASSETS; RIGHTS OFFERINGS.

8.1. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, upon each exercise of this Warrant from time to time, in whole or in part, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon each such exercise of this Warrant immediately before the date of which a record is taken for such

Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. To the extent that the Holder’s participation in any Distribution is limited by virtue of the beneficial ownership limitations set forth in Section 2.5, then the portion of such Distribution that is so-limited shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the beneficial ownership limits set forth in Section 2.5.

8.2. In addition to any adjustments pursuant to Section 5 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. For purposes of this Section 8.2: (i) “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock; and (ii) “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or, except as otherwise set forth herein, other rights as a stockholder of the Company.

10. TRANSFER OF WARRANT. Subject to applicable laws and compliance with Section 4.3 hereof, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least 50% of the number of Warrant Shares then issuable upon exercise of the Warrants sold under the Purchase Agreement, provided, however, that such modification, amendment or waiver is made with respect to all Warrants issued under the Purchase Agreement and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.

13. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address set forth above and to the Holders at the addresses listed on the signature page to the Purchase Agreement, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California without regard to the principles of conflict of laws.

16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

18. ENTIRE AGREEMENT. This Warrant and the Purchase Agreement constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of July [—], 2011.

A.P. PHARMA, INC.

By:

Name:

Title:

Address:	123 Saginaw Drive Redwood City, CA 94063 Attention: Chief Executive Officer Facsimile No.: (650) 365-6490

NOTICE OF EXERCISE

TO: A.P. PHARMA, INC.

(1) The undersigned hereby elects to (check one box only):

❑ purchase      shares of the Common Stock of A.P. Pharma, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares, together with all applicable transfer taxes, if any.

❑ purchase the number of shares of Common Stock of the Company by cashless exercise, to the extent permitted under Section 2.2, pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to      shares, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”); (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and that the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition is not required to be registered pursuant to the Securities Act or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.

Date	Signature

Print name

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with section 4.3 hereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:             , 20

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

PURCHASER SIGNATURE PAGE

The undersigned Purchaser hereby executes the Securities Purchase Agreement with A.P. Pharma, Inc. (the “Company”) and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

Number of Units to be Purchased	Name of Purchaser

50,000,000	Tang Capital Partners, LP By: /s/ Kevin Tang Name: Kevin Tang Managing Director
180,000	14159, L.P. By: 14159 Capital, L.P., its general partner 14159 Capital (GP), LLC, its general partner /s/ Felix Baker Name: Felix Baker Managing Member
9,820,000

Baker Brothers Life Sciences, L.P.

By:        Baker Brothers Life Sciences Capital, L.P., its general partner

              Baker Brothers Life Sciences Capital (GP), LLC, its general partner

         /s/ Felix Baker

Name:   Felix Baker

              Managing Member

2,923,034	Biotechnology Value Fund, LP By: /s/ Mark Lampert Name: Mark Lampert President of BVF Inc. General Partner of BVF Partners LP General Partner of Biotechnology Value Fund, LP
1,969,000	Biotechnology Value Fund II, LP By: /s/ Mark Lampert Name: Mark Lampert President of BVF Inc. General Partner of BVF Partners LP General Partner of Biotechnology Value Fund II, LP
869,600	Investment 10, LLC By: /s/ Mark Lampert Name: Mark Lampert President of BVF Inc. General Partner of BVF Partners LP Attorney-in-fact for Investment 10, LLC
7,571,700	BVF Investments, LLC By: /s/ Mark Lampert Name: Mark Lampert President of BVF Inc.

General Partner of BVF Partners LP Manager of BVF Investments, LLC
240,566	2400 Franklin Templeton Funds – Franklin Biotechnology Fund By: /s/ Daniel P. Goss Name: Daniel P. Goss
10,903,203	4402 Franklin Strategic Series – Franklin Biotechnology Discovery Fund By: /s/ Daniel P. Goss Name: Daniel P. Goss
3,522,898	4912 FTIF – Franklin Biotechnology Discovery Fund By: /s/ Daniel P. Goss Name: Daniel P. Goss
6,666,667	Hutchin Hill Capital L55, Ltd. By: /s/ Mark Haas Name: Mark Haas Officer
9,200,000

H&Q Healthcare Investors

By: /s/ Daniel R. Omstead

Name: Daniel R. Omstead

            President

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust Dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Healthcare Investors.

4,133,334

H&Q Life Sciences Investors

By: /s/ Daniel R. Omstead

Name: Daniel R. Omstead

            President

The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust Dated February 20, 1992, as amended, and all persons dealing with H&Q Life Science Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Science Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Science Investors.

12,333,334	IsZo Capital LP By: /s/ Brian Sheehy Name: Brian Sheehy Managing Partner
2,666,667	Mark Pearson By: /s/ Mark Pearson Name: Mark Pearson
3,000,000	The Wygod Family Revocable Living Trust w/a/d 12-15-08 By: /s/ Martin J. Wygod Name: Martin J. Wygod

Trustee
166,667	Kevin M. Cameron By: /s/ Kevin M. Cameron Name: Kevin M. Cameron Individual Investor
166,667	Charles A. Mele By: /s/ Charles A. Mele Name: Charles A. Mele
3,333,334	Obsidian Management LLC By: /s/ Carl Berg Name: Carl Berg Member
26,666,667	Perceptive Life Sciences Master Fund, Ltd. By: /s/ James Mannix Name: James Mannix COO
3,333,334	RTW Master Fund, Ltd. By: /s/ Roderick Wong Name: Roderick Wong Managing Member
333,334	Srinivas Akkaraju By: /s/ Srinivas Akkaraju Name: Srinivas Akkaraju